UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

Integral Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-28533	98-0163519
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

805 W. Orchard Drive, Suite 7
Bellingham, Washington  98225
(Address of principal executive offices)

Registrant’s telephone number, including area code: (360) 752-1982

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 13, 2013, Integral Technologies, Inc. (the “Company”) entered into a note termination agreement with JMJ Financial (the “Lender”), pursuant to which, among other things, the Company and the Lender agreed to the termination of a $500,000 promissory note, dated February 26, 2013 (the “Note”) upon certain payment conditions.

On June 20, 2014, the Company repaid an aggregate amount of $132,379 to Lender, which included all principal and accrued but unpaid interest thereon and other prepayment fees under the Note. As part of the repayment of the Note,  a portion of the Note was settled by the conversion of an aggregate of $45,648.33 under the Note through the issuance of an aggregate of  366,653 shares of the Company’s common stock and the remaining balance of $86,731 was paid in cash by the Company.

As a result of the repayment and conversion of the Note by the Company, the Note is deemed to be null and void and of no further force and effect and the 3,440,969 shares of the Company’s common stock which were reserved under the Note were released and are no longer committed to the Note.  In addition, as a result of the Company’s repayment of the Note , the Company no longer has any outstanding convertible notes issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:            June 24, 2014

INTEGRAL TECHNOLOGIES, INC.

By:	/s/ Doug Bathauer
Doug Bathauer
Chief Executive Officer